M CORP

                               EXHIBIT #22

                              SUBSIDIARIES


                                                                   Percentage
                                                                     Voting
                                                                   Securities
                                       State of                     Owned By
Name Of Company                      Organization                  Registrant

Century Title Insurance Company
  (Inactive)                           Montana                          100

Diversified Realty, Inc.               Montana                           94

TSI, Inc.                              Montana                           92

UAC, Inc.                              Delaware                          (1)

TSI Business Systems, Inc.             Montana                           (2)

TSI Leasing, Inc.                      Montana                           (2)

First Mortgage Investors, Inc.
  (Inactive)                           North Dakota                      (3)

First Montana Title Company of
  Great Falls                          Montana                           (4)

First Montana Title Insurance
  Company                              Montana                           (2)

First Montana Title Company of
  Billings                             Montana                           (5)

First Montana Title Company of
  Forsyth                              Montana                           (5)

Merritt Properties, Inc.               Montana                           (5)

Miramar, Inc.                          Montana                           (2)

Consulting Associates, Inc.            Montana                           (4)


     (1) Owned 87.2% by TSI, Inc.
     (2) Owned  100% by TSI, Inc.
     (3) Owned   70% by UAC, Inc.
     (4) Owned  100% by UAC, Inc.
     (5) Owned  100% by First Montana Title Insurance Company



TSI, Inc. and Diversified Realty, Inc., are each registered under the Exchange Act and each files its own Form 10-KSB pursuant to that act.


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